Lightbridge®

Advanced nuclear fuel designs

Improving reactor safety and economics to meet energy needs and climate change

July 2016

NASDAQ : LTBR

Safe Harbor Statement

With the exception of historical matters, the matters discussed in this presentation are forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s competitive position, the timing of demonstration testing and commercial production, future demand for nuclear energy, the Company’s product and service offerings, and the expected market for and revenue from the Company’s product and service offerings.

These statements are based on current expectations on the date of this presentation and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; and the Company’s ability to manage its business effectively in a rapidly evolving market, as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission.

Lightbridge does not assume any obligation to update or revise any such forward -looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward -looking statements.

At Lightbridge we are developing a way to impact the world's climate and energy problems soon enough to make a difference.

3

New fuel that works in existing and new reactors: **improving their economics** through power uprates, longer fuel cycles, and carbon credits while adding additional non-emitting baseload electricity with **dramatically improved reactor safety**.

4

Lightbridge has assembled a team of world-class nuclear engineers, nuclear regulatory experts, and policy experts.

We invented and patented the fuel designs, and we invented and designed the manufacturing methods that we hold as trade secrets and will patent.

Fuel Development and Commercialization Process
Lightbridge
Fuel Design & Fabrication Technology Intellectual Property
Canadian Nuclear Laboratories
BWXT
BWX Technologies, Inc.
Partial-length fuel fabrication
IFE Institute for Energy Technology
Norway
Irradiation Testing
Studsvik
Sweden
Post-irradiation examination
Nuclear Utility Fuel Advisory Board
Dominion
DUKE ENERGY.
SOUTHERN COMPANY
Exelon Generation.
Data Review and Regulatory Licensing Documentation
Lightbridge
Data Collection and Review
U.S.NRC
Regulatory Licensing
Full-length fuel fabrication
Lightbridge Metallic Fuel in Commercial Reactors
Lightbridge
Royalties from Fuel
Initial contracts and government approvals are in place to accomplish all of the above steps.

5

Renewable energy and new types of reactors will not be developed at large enough scale soon enough to meet the world's growing energy needs and climate goals.

Increasing global energy supply while reducing carbon dioxide emissions can only be achieved with growth in nuclear power as part of the energy mix. In order for increase in nuclear power to happen, the economics of nuclear power must improve while enhancing safety.

6

Increasing world energy needs

World Population
Billions People
10
8
6
4
2
0
1950
1960
2000
2040
2050

Energy Consumption
Quadrilion BTU
1000
800
600
400
200
0
48% increase
2012
2040

Current annual energy for all purposes consumed globally is the energy equivalent to burning

3.7 cubic miles of oil

- Approx. 1.3 cubic miles of which actually is oil

By 2050, global consumption projected to be equivalent of **7 - 9 cubic miles of oil**, depending on energy growth rates.

How can the energy equivalent of even one cubic mile of oil be produced without emitting carbon dioxide?

Sources: US Census Bureau, International Data Base, July 2015
US Energy Information Administration, International Energy Outlook 2016
A Cubic Mile of Oil blog, Ribudaman Malhotra

7

Energy equivalent of one cubic mile of oil[1]

- **Solar Roofs: 4.2 billion**
  - 250k roofs per day for 50 years
  - 2.1 kW with 20% availability

- **Solar CSP: 7700 solar parks**
  - 3 per week for 50 years
  - 900 MW with 25% availability

- **Windmills: 3 million**
  - 1200 per week for 50 years
  - 1.65 MW with 35% availability

- **Hydro: 200 dams**
  - 1 every quarter for 50 years
  - 18 GW with 50% availability

- **Nuclear: 2500 plants[2]**
  - 1 per week for 50 years
  - 900 MW with 90% availability

A CUBIC
MILE OF OIL

"To replace coal with wind worldwide would require 10 billion tons of steel and concrete annually. Current world production of steel and concrete is 1.5 billion tons."

- Morgan Stanley Managing Director, Platts nuclear conference 2016.

The world can only meet its growing energy & climate goals with nuclear power as a major part of the solution.

1. Source: A Cubic Mile of Oil blog, Ribudaman Malhotra
2. Or 970 plants of 2,000 MWe each with 90% availability, which can be achieved with Lightbridge fuel. 1 per week for 19 years.

8

Nuclear power R&D programs in the USA

Continuing operation of existing reactors and additional reactors of similar types will be needed, but their economics and safety must be improved.

New types of reactors will not be commercialized soon enough at large enough scale to achieve climate change goals.

Lightbridge fuel can bridge this gap by utilizing existing reactor technology to create zero emission electricity cheaper and safer.

General Fusion
Helion Energy
TWR
SuperCritical
PB-FHR
National Ignition
ENHS
Thorenco
G4M
University of Missouri
Hybrid
SMR
General Atomics
Tri Alpha
TPS
EM2 and MHR
Z Machine
STAR
Starcore Nuclear
Integral MSR
Leadir PS100
Fusion Science Center
TAP
Upower
FHR
RADIX
Lawrenceville Plasma Physics
Princeton Plasma Physics Laboratory
Lightbridge
X-Energy
ARC-100
DOE Next Gen
Lockheed Martin
L-ESSTAR
GEMSTAR
SmAHTR
mPower
PRISM
LFTR
Thorcon
SMR-160
Reactor Design Types
Molten Salt Reactor
Fluoride Salt-cooled High Temperature Reactor
Liquid Metal-cooled Fast Reactor
High Temperature Gas Reactor
Pebble Bed Reactor
Nuclear Battery Reactor
Designs Advanced Nuclear Fuels
Small Modular Reactor
Fusion Reactor
Super-Critical CO_2 Reactor
third way
fresh thinking

Lightbridge

© 2015 Third Way. Free for re-use with attribution/link. Concept by Samuel Brinton. Infographic by Clare Jackson.

9

How we designed a fuel with enhanced safety

Fabrication

The three components of Lightbridge fuel (Cladding, Fuel Core, and Displacer) are metallurgically bonded during the fabrication process. This bonding **improves fuel rod integrity and thermal conductivity** and **eliminates a source of fission product release** in the event of a cladding breach, reducing radiation exposure to plant workers.

Cladding
Fuel Core
Displacer

Shape

Helical cruciform fuel rod - increased fuel surface area and shorter distance for heat generated in the fuel rod to reach the water **improves coolability of the fuel**. Swelling occurs primarily in the valleys between the lobes, maintaining the fuel rod diameter.

Materials

1. Displacer: contains burnable poison alloys for neutronics control.
2. Fuel core: uranium-zirconium alloy, high thermal conductivity, low irradiation-induced swelling.
3. Cladding: corrosion-resistant zirconium-niobium alloy, variable cladding thickness provides increased protection at lobe tips.

Operations

Low fuel operating temperature – reduced fission product mobility effectively makes the fuel core part of the fission product barrier with the cladding as an additional barrier; rapid fuel cooldown during design basis accident situations.

11

Lightbridge innovation: designed for safety

1250 °C
Conventional
Fuel
360 °C
Lightbridge
Fuel
Average internal temperature

The temperature down the center of Lightbridge fuel is over 1000 °C cooler than the center of standard nuclear fuel; and with ~35% more fuel surface area there is significantly more margin to fuel failure.

- ✓ Metal fuel has better heat transfer
- ✓ Does not generate hydrogen gas under design basis accidents
- ✓ Buys more time to restore active cooling during accidents
- ✓ Improves non-proliferation benefits of used fuel
- ✓ Enhances structural integrity of the fuel

12

What happens when there is a loss of coolant accident (LOCA) 1

The graphs show the peak cladding temperature (PCT) at several points along the length of the fuel during the accident for both conventional uranium dioxide fuel and Lightbridge -designed metallic fuel operating at ~30% higher power density.

The uranium dioxide cladding heats up enough to allow for steam-zirconium reactions which can generate hydrogen gas. It takes ~8 minutes for the cladding temperature to decrease to the coolant water temperature.	For the Lightbridge fuel, due to its low temperature and high thermal conductivity, the cladding temperature decreases to the coolant temperature in less than a minute and remains low even as the coolant leaks out of the core and the emergency core cooling systems restore cooling.

[1] Simulated design basis large break loss of coolant accident (LBLOCA) in a VVER-1000 (a Russian-designed type of pressurized water reactor)	13

How can the water temperature be the same as with standard fuel and the pumps' power be the same yet result in a power uprate?

$$Q = \dot{m}[h(T_{out}) - h(T_{in})]$$

Thermal power (Q) = flow rate ($\dot{m}$) times the enthalpy (h) change in the coolant water through the core of the reactor

Each Lightbridge self-spacing fuel rod contacts its neighbor rods every ~10 cm along the length of the fuel assembly, removing the need for flow-restricting spacer grids.

- The decreased flow resistance allows the reactor coolant pumps to move more water through the core while running at the same power.
- The increased fuel rod surface area allows the fuel to generate more heat while simultaneously increasing safety margins.
- The increase in coolant flow rate allows the coolant temperature to remain the same while extracting more heat from the core, resulting in increased electricity generation.

Existing pressurized water reactors could utilize Lightbridge fuel designs to achieve a 10% power uprate and 24 month fuel cycle without replacing the coolant pumps.

(a)
(b)

Schematic cross section of the metallic fuel rod aligned in a square lattice array
(a) showing the self-spacing plane wherein rod-to-rod contact eliminates the need for spacer grids, and
(b) axially halfway between self-spacing planes.

14

Cost and carbon dioxide emissions of electricity generation

150
100
50
0
LCOE in USA, 2020 ($/MWh)
Solar PV
Nuclear
Wind
Lightbridge
Natural Gas
Coal
Nuclear effectively competes with fossil fuels despite historic lows of oil and gas – without the pricing volatility or environmental impact of greenhouse gases.
Lightbridge fuel provides the lowest levelized cost for adding incremental clean power to the grid.
1000
2000
Carbon dioxide emissions(CO_2 lbs/MWh)

Sources: U.S. Energy Information Administration, Annual Energy Outlook 2016

15

1

By listening to the Nuclear Utility Fuel Advisory Board (NUFAB) and other nuclear utilities, we designed new fuel that is compatible with existing and new reactors.

2

Lightbridge's proprietary fuel addresses the two overarching issues confronting the nuclear industry: the fuel improves reactor economics and enhances safety.

3

Lightbridge also delivers:

- Enhanced proliferation resistance of spent fuel
- Reduced spent fuel volume

10% power uprate **and** increase time between refueling outages by 6 months from 18 to 24 months for existing pressurized water reactors.

17% power uprate without increasing time between refueling outages for existing pressurized water reactors.

30% power uprate without increasing time between refueling outages for new build pressurized water reactors.

10+ years ahead of any potential competitor due to testing and regulatory requirements – and we own the patent rights.

16

$60 million per year incremental gross revenue and cost savings for each customer for Lightbridge's 10% power uprate fuel

$48M
$8M
$4M
50
40
30
20
10
0
10%
uprate
24 month cycle
Fewer outages

$60M*

per 1,100 MWe reactor
incremental annual revenue to utility with Lightbridge fuel

*Assumes wholesale power price of $55/MWh;
$60 million does not include the added economic benefit of carbon credits

17

U.S. Clean Power Plan (CPP)

“The [US Environmental Protection Agency] EPA expects nuclear power to be a key partner in achieving the goals of the CPP. States can use new nuclear generation to help meet their Clean Power Plan goals. This includes new nuclear reactors that come on-line, including those under construction, and existing facilities that expand their capacity (uprates) .”

“Nuclear, like renewable energy generation and energy efficiency programs, can compete well and play an important role in complying with rate-based plans through the creation of emission rate credits (ERCs) from new and uprated nuclear capacity. If a state chooses to meet a rate-based goal and allows the use of ERCs, then new and uprated nuclear capacity may be eligible to receive ERCs based on zero-emitting MWh of generation. Since an ERC is a tradable compliance instrument, it represents an asset that can be sold in the market, resulting in a monetary payment to nuclear power plant owners .”- Source: EPA

•	Lightbridge fuel can add meaningful amounts of new nuclear power without adding new reactors

•	Economic benefits of Lightbridge’s metallic fuel are consistent with the CPP goals:

o	Power uprates to existing nuclear plants

o	Lengthening the fuel cycle at existing plants

o	ERCs from increased electricity generation

Lightbridge technology facilitates a high return for utilities

Internal rate of return (IRR) for a US nuclear power plant, after incremental nuclear fuel cost and Lightbridge royalties:

[1]Source: Siemens Industry Inc. Levelized Cost Model, December 2012
19

Initial Target Market:
Operating pressurized water
reactors of >900 MWe with
>20 years licensed life at 2025

We are initially focusing on US
Nuclear Regulatory Commission (NRC)
approvals and deployment in large
reactors in the US. NRC licensing will
facilitate approvals in other countries.
Lightbridge fuel can be used in almost
every reactor in the world and almost
every reactor under construction or
planned. In addition to pressurized
water reactors, Lightbridge fuel is also
applicable to boiling water reactors,
light-water based small modular
reactors, and heavy water reactors.

Sources:	IAEA Power Reactor Information System, June 2016
	U.S. Energy Information Administration, International Energy Outlook 2016	20

Annual royalty revenue projections for 10% power uprate fuel

8%

Royalty Fee of Incremental Gross Revenue to Utility

$71M
$104M
$140M
10%
15%
20%
Captured Share of Projected U.S. Market

Notes:

1. Annual royalty revenue includes an escalation factor of 3% per year to 2030
2. Wholesale electricity price of $55/MWh

Nuclear Fuel Utility Advisory Board

Formed in 2011 and expanded in 2012, the Nuclear Utility Fuel Advisory Board (NUFAB) is comprised of senior fuel managers from electric utility companies that account for approximately 50% of installed US nuclear capacity. NUFAB members represent the "voice of the customer" in Lightbridge’s nuclear fuel development and commercialization activities.

In 2015, utilities representing 50% of the U.S. nuclear market requested the Nuclear Regulatory Commission (NRC) to prepare to review Lightbridge’s patented fuel design in advance of an expected application in 2017 to use Lightbridge’s fuel in a US commercial reactor.

The letter serves as advance notice to the NRC to begin preparing for license applications, to be submitted in 2017, for first use in US pressurized water reactors as early as 2020. The letter these utilities wrote to the NRC demonstrates strong interest in the fuel, which has helped drive interest from fuel fabricating companies.

Lightbridge technology has been independently validated by respected industry organizations

Siemens Global Study Validates Economic Benefits of Lightbridge Metallic Fuel

Siemens Study Validates Non-Proliferation Benefits of Lightbridge Fuel

American Nuclear Society’s Nuclear Technology Peer-Reviewed Article

	•	Technology value proposition

	•	Metallic fuel can be fabricated and used in commercial
These studies confirm Lightbridge’s:		reactors utilizing existing industry supply chains

	•	Non-proliferation properties

Lightbridge completed initial manufacturing and testing of its fuel in Russia, leading to planned testing under commercial reactor conditions in Norway in 2017

The Lightbridge Quality Assurance Program meets the requirements of 10 CFR Part 50 Appendix B, 10 CFR Part 21 and the applicable requirements of NQA-1: 2008 Edition, 2009 Addenda, in compliance with US and international quality standards for nuclear power suppliers.

Complying with these standards allows the results of the testing programs to be used for nuclear regulatory licensing applications and with major companies in the global nuclear power industry.

24

Manufacturing Lightbridge fuel

Fuel manufacturers are attracted to Lightbridge fuel as it is a non-disruptor, working within the existing industry and regulatory framework.

Lightbridge intends to enter into commercial arrangements with multiple fuel fabricating companies with limited exclusivity. Working with multiple fabricators will create competition, helping to enable Lightbridge to negotiate favorable commercial terms.

•	In September 2015, Lightbridge signed a Comprehensive Nuclear Services Agreement with Canadian Nuclear Laboratories (CNL) for fabrication of Lightbridge’s patented next generation metallic nuclear fuel test samples at CNL facilities at Chalk River, Ontario, Canada.

•	In January 2016, Lightbridge entered into an Initial Services Agreement with BWXT Nuclear Energy, Inc., a wholly owned subsidiary of BWX Technologies, Inc. (NYSE:BWXT), to prepare a preliminary plan for fabrication of Lightbridge-designed partial length nuclear fuel samples at BWXT facilities in the United States.

•	Lightbridge is in discussions with additional nuclear fuel fabricating companies.

Key milestones - completed

Significant progress with modest investment since announcing the concept of metallic fuel for power uprates in 2010:

√	Initial design and testing of metallic fuel.

√	Manufacture and test prototypes in Russia.

√	Independent validation.

√	Main US patent issued in 2014; patents granted in Canada, China, European Union member countries, Japan, Russia, and other major international markets, and additional patents are pending.

√	Written expression of interest from four major US utilities to Nuclear Regulatory Commission (NRC) in 2015 requesting that the NRC prepare to receive a license application in 2017.

√	Contracts with Canadian Nuclear Laboratories and BWXT Nuclear Energy to prepare a plan for manufacturing fuel samples for testing under commercial reactor conditions.

√	Granted regulatory approval from Norwegian Radiation Protection Authority for all planned irradiation of Lightbridge metallic fuel at the Halden Research Reactor in Norway.

√	Contract with Institute for Energy Technology (IFE) in Norway for demonstration of the Lightbridge fuel in Halden reactor under commercial reactor operating conditions and post- irradiation examination at Studsvik in Sweden.

Nuclear consulting services

Industry leading team of experts on technology design, suppliers, operators, regulators, and international organizations.

- Over 50% of R&D funded internally from $55M of revenue to-date from consulting services
- $21M net proceeds of equity raised to-date at an average price over $4.00/share

Success as independent advisor in the Middle East, east Asia, and to US utilities

Consulting services provide industry relationships and strong credibility through many successful projects, including writing the Roadmap for the United Arab Emirates' nuclear power program.

Approx. $55M cumulative revenue since 2008

World class team of consultants generates positive cash flow with solid operating margins to offset nuclear fuel R&D costs.

27

Highlights of Lightbridge Corporation

√	Developed and commercializing next generation nuclear fuel technology to meet energy and climate needs

o	Introduced new fuel design in 2010 with over $24M investment to date

o	Patented and independently validated metallic nuclear fuel

o	Completed initial manufacturing and successful testing of the fuel

o	World class development team & partners including Canadian Nuclear Laboratories (CNL), BXT Technologies (BWXT), and Institute for Energy Technology (IFE)

√	Improves the operating economics and safety of existing and new reactors

o	Increased power output and enhanced reactor safety

o	Added revenue and high IRR for operators of existing and new reactors

o	Support from leading US utilities including Exelon, Duke, Dominion & Southern

√	Addresses growing $25 billion global market for nuclear fuel

o	Represents the lowest levelized cost for adding incremental power to the grid

√	High-margin revenue model from licensing & royalty fees

o	25% penetration of US alone would generate $150-200M of royalty fees per year

√	Clean capital structure with no debt

Corporate Governance

Lightbridge®

Lightbridge Corporation
11710 Plaza America Drive
Suite 2000
Reston, Virginia 20190 USA

+1-571-730-1200
www.Ltbridge.com
Twitter: @LightbridgeCorp

Investor Relations:
+1-855-379-9900
ir@Ltbridge.com

NASDAQ : LTBR

Data Sources

Slide 7, Increasing world energy needs
http://www.census.gov/population/international/data/idb/worldpopgraph.php
http://www.eia.gov/forecasts/ieo/pdf/0484(2016).pdf
http://cmo-ripu.blogspot.com/2016/03/update-january-2016.html

Slide 8, Energy equivalent of one cubic mile of oil
http://cmo-ripu.blogspot.com/2015/02/getting-real-about-energy-in-cubic.html

Slide 9, Nuclear power R&D programs in the USA
http://www.thirdway.org/report/the-advanced-nuclear-industry

Slide 15, Cost and carbon dioxide emissions of electricity generation
http://www.eia.gov/forecasts/aeo/electricity_generation.cfm
https://www.eia.gov/tools/faqs/faq.cfm?id=74&t=11

Slide 19, Lightbridge technology facilitates a high return for utilities
http://ltbridge.com/assets/28.pdf

Slide 20, Initial Target Market
https://www.iaea.org/PRIS/WorldStatistics/UnderConstructionReactorsByCountry.aspx
http://www.eia.gov/forecasts/ieo/pdf/0484(2016).pdf